                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                CNH AMERICA LLC

                               NOVEMBER 30, 2004

      This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CNH America LLC (the "Company") is entered into by Case New Holland Inc., as the sole member (the "Member"). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

      As of September 30, 2002, Case Corporation, a Delaware corporation, converted into a Delaware limited liability company named Case, LLC with Fiatallis North America, Inc. ("Fiatallis") as its sole member, and as of September 30, 2002, Fiatallis entered into the Limited Liability Agreement of Case, LLC (the "Original Agreement"). Effective December 31, 2003, Case, LLC changed its name to CNH America LLC and amended the Original Agreement on May 14, 2004 to reflect the new name (the "Amendment"). Effective November 30, 2004, Fiatallis transferred all of its membership rights in CNH America LLC to Case New Holland Inc. pursuant to a Plan of Reorganization by and between CNH America LLC, Fiatallis and Case New Holland Inc. Case New Holland Inc. is now amending and restating the Original Agreement and the Amendment to reflect the change in the sole member of CNH America LLC and to provide for other matters not previously contained in the Original Agreement and the Amendment.

      The Member hereby agrees as follows:

      SECTION 1. Name. The name of the limited liability company formed hereby is CNH America LLC.

      SECTION 2. Principal Business Office. The principal business office of the Company shall be located at 700 State Street, Racine, Wisconsin, 53404, or such other location as may hereafter be determined by the Member.

      SECTION 3. Registered Office. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801.

      SECTION 4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

      SECTION 5. Members.

      (a) The mailing address of the Member is set forth on Schedule B attached hereto.

      (b) The Member may act by written consent.

      SECTION 6. Certificates. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

      The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

      SECTION 7. Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities.

      (a) to issue membership interests as provided for herein; and

      (b) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware.

      SECTION 8. Powers. The Company and the Officers of the Company on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

      SECTION 9. Management. The business and affairs of the Company shall be managed by or under the direction of the Member.

      SECTION 10. Officers.

      (a) Officers. The Officers of the Company shall be designated by the Member and shall consist of at least a President, a Secretary and a Treasurer. The Member may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Member may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Member. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Member. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Member. Any vacancy occurring in any office of the Company shall be filled by the Member. Each Officer is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act. The initial Officers of the Company designated by the Member are listed on Schedule C hereto.

      (b) President. The President shall be the chief executive officer of the Company and shall have general supervision and direction of the business and affairs of the Company. The President shall preside at all meetings of the Member. The President or any other Officer authorized by the President or the Member shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Member to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 10(c).

      (c) Vice President. In the absence of the President or in the event of the President's inability to act, any Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Member may from time to time prescribe.

      (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Member and record all the proceedings of the meetings of the Company in a book to be kept for that purpose. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and shall perform such other duties as may be prescribed by the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, any one of the Assistant Secretaries shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Member may from time to time prescribe.

      (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member. The Treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render to the President an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, any one of the Assistant Treasurers shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Member may from time to time prescribe.

      (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

      (g) Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

      SECTION 11. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, or an Officer of the Company.

      SECTION 12. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 12, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

      SECTION 13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

      SECTION 14. Books and Records. The Officers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Officers. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Officers on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Officers would otherwise be permitted to keep confidential from the Member pursuant to
Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

      SECTION 15. Exculpation and Indemnification. Neither the Member nor any Officer, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

      To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 15 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

      To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 15.

      A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

      To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

      The foregoing provisions of this Section 15 shall survive any termination of this Agreement.

      SECTION 16. Assignments; Issuance of Interests. The Member may assign in whole or in part its limited liability company interest in the Company to another Person or persons. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 16. subject to Section 17, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

      The Company may not issue any limited liability company interest, and no interest in the Company may be transferred, assigned, pledged, hypothecated or otherwise disposed of, except in conformity with the requirements of this
Section 16 and any purported issuance or transfer of an interest in the Company in violation of this Section 16 shall be void to the fullest extent permitted by law and of no effect.

      SECTION 17. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member

      SECTION 18. Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (a) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued in a manner permitted by this Agreement or the Act or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

      Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.

      In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

      The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

      SECTION 19. Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

      SECTION 20. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

      SECTION 21. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

      SECTION 22. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

      SECTION 23. Amendments. This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

      SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

      SECTION 25. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

      SECTION 26. Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date first above written.

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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the day and year first above written.

                                          MEMBER:

                                          Case New Holland Inc.

                                          By: /s/ Richard R. Dykhouse
                                              -------------------------------
                                          Name: Richard R. Dykhouse
                                          Title: Vice President and Secretary

                                   SCHEDULE A

                      DEFINITIONS AND RULES OF CONSTRUCTION

      SECTION 1. Definitions

      When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

      "Act" has the meaning set forth in the preamble to this Agreement.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

      "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

      "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 90 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 60 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

      "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware to be effective on September 30, 2002, as amended or amended and restated from time to time.

      "Company" means CNH America LLC, a Delaware limited liability company.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

      "Covered Persons" has the meaning set forth in Section 15.

      "Directors" means the Persons elected to the Member of Directors from time to time by the Member.

      "Member" means Case New Holland Inc., as the successor member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

      "Officer" means an officer of the Company described in Section 10.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

      SECTION 2. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     MEMBER

Name:                  Case New Holland Inc.

Mailing Address:       100 South Saunders Road, Lake Forest, IL, 60045

Membership Interest:   100%

                                   SCHEDULE C

                                INITIAL OFFICERS

         NAME                                    TITLE
         ----                                    -----
Paolo Monferino                President and Chief Executive Officer
Michel Lecomte                 Chief Financial Officer
Harold D. Boyanovsky           President, Construction Equipment Business
Roland Sunden                  President, Agricultural Equipment Business
Richard M. Christman           President, Agricultural No. America & ANZ Region
James E. McCullough            President, Construction Equipment NA
Giovanni B. Ravina             Senior Vice President, Human Resources
Gerard Roullot                 Senior Vice President and Chief Information Officer
Howard Levy                    Senior Vice President, Purchasing
Roberto Miotto                 Senior Vice President, General Counsel and Secretary
Giovanni Maggiora              Vice President and Treasurer
Carlo De Bernardi              Vice President and Auditor
Terry Warco                    Vice President and Associate General Counsel
Richard R. Dykhouse            Vice President and Assistant Secretary
Michael D. Jack                Vice President
Robert Crain                   Vice President
James L. Irwin                 Vice President
Robert F. Killian              Vice President
John Henderson                 Vice President
Richard Hoffman                Corporate Controller and Chief Accounting Officer
Brian J. O'Keane               Assistant Treasurer
Kathleen Nuzzi                 Assistant Secretary
Linda M. Smith                 Assistant Secretary
Dudley H. Feltham              Assistant Secretary
J. William Stader              Assistant Secretary
Allan R. Crider                Assistant Secretary
Donald R. Costa                Tax Officer
Joanne K. Leskowicz            Tax Officer
Steven Haynes                  Tax Officer

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